Exhibit 1.1

ALIBABA GROUP HOLDING LIMITED

US$    % Notes due 2023

US$    % Notes due 2027

US$    % Notes due 2037

US$    % Notes due 2047

US$    % Notes due 2057

UNDERWRITING AGREEMENT

     , 2017

Morgan Stanley & Co. LLC

29th Floor, 1585 Broadway

New York, NY 10036

U.S.A.

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

U.S.A.

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

U.S.A.

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

U.S.A.

As Representatives of the Several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Section 1.              Introductory. Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company”), agrees, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”), US$    aggregate principal amount of its    % Notes due 2023  (the “2023 Notes”), US$    aggregate principal amount of its    % Notes due 2027  (the “2027 Notes”), US$    aggregate principal amount of its    % Notes due 2037  (the “2037 Notes”), US$    aggregate principal amount of its    % Notes due 2047  (the “2047 Notes”), and US$    aggregate principal amount of its    % Notes due 2057  (the “2057 Notes” and, together with the 2023 Notes, the 2027 Notes, the 2037 Notes and the 2047 Notes, the “Notes”). The Notes are to be issued under an indenture (the “Indenture”) to be dated as of the Closing Date (as defined below), by and among the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).

Section 2.              Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Underwriters that:

(a)           The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form F-3 (No. 333-221742), relating to securities (the “Shelf Securities”), including the Notes, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated November 24, 2017 in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Notes in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Final Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Final Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Preliminary Prospectus,” “General Disclosure Package” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the General Disclosure Package, any Preliminary Prospectus or the Final Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus (including any prospectus wrapper), or any amendment of or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, the Registration Statement has become effective under the Act and is not proposed to be amended; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  The Notes have been duly registered under the Act pursuant to the Registration Statement.

For purposes of this Agreement:

“430A Information” means information included in a prospectus and retroactively deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means     P.M. (New York City time) on      , 2017.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Company’s best knowledge” means the actual knowledge of the Company’s Executive Chairman, Executive Vice Chairman, Chief Executive Officer, Chief Financial Officer and General Counsel. Similarly, the Company’s awareness, which is used in the form of “aware” or “unaware” depending on the context, means the knowledge of the Company’s Executive Chairman, Executive Vice Chairman, Chief Executive Officer, Chief Financial Officer and General Counsel.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B-1 to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule B-2 to this Agreement.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business, or properties of the Company and the Controlled Entities (as defined below), taken as a whole.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the U.S. Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange.

“Statutory Prospectus” with reference to a particular time means the prospectus included in the Registration Statement immediately prior to that time, including any 430A Information or 430B Information with respect to the Registration Statement. For purposes of the foregoing definition, 430A Information and 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b)           (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the General Disclosure Package or the Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the Rules and Regulations, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) (A) on the date of this Agreement and (B) on the Closing Date, the Registration Statement and any amendments and supplements thereto conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b), and on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (x) statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished to the Company by any Underwriter consists of the information described as such in Section 10(b) hereof or (y) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act.  The Company is a well-known seasoned issuer (as defined in Rule 405 under the Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(d)           As of the Applicable Time, neither (i) any General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Preliminary Prospectus, dated November 27, 2017, including the Basic Prospectus, the preliminary prospectus supplement relating to the Notes, and the other information, stated in Schedule B-1 to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus stated in Schedule B-2 to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished to the Company by any Underwriter consists of the information described as such in Section 10(b) hereof.

(e)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect. The amended and restated memorandum and articles of association adopted by a special resolution passed on September 2, 2014 and effective on September 24, 2014 or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(g)           The principal subsidiaries and consolidated variable interest entities listed in Schedule C hereto shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Each Controlled Entity has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the General Disclosure Package; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of the Company has been, and as of the Closing Date will be, duly authorized and validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as set forth in the Registration Statement and the General Disclosure Package, all of the outstanding share capital of the Company is free from liens, encumbrances and claims. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid or partially paid as permitted by applicable laws of the applicable jurisdiction (to the extent such concept exists or is applicable in such jurisdiction), and, such share capital is owned, directly or indirectly, by the Company (or, in the case of the VIEs (as defined below), is owned) as set forth in the Registration Statement and the General Disclosure Package, free from liens, encumbrances and claims, expect to the extent that such liens, encumbrances or claims would not have a Material Adverse Effect (or, in the case of the VIEs, except as set forth in the Registration Statement and General Disclosure Package).

(h)           The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by the Company and, when duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (clauses (i) and (ii) collectively, the “Enforcement Exceptions”).

(i)            The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of this Agreement and the Indenture. The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforcement Exceptions. The Indenture has been duly qualified under the Trust Indenture Act.

(j)            Except as disclosed in the Registration Statement and the General Disclosure Package, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package (i) there has been no development or event that would, individually or in the aggregate, have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital other than ordinary and customary dividends, (iii) there has been no material adverse change in the share capital or long-term indebtedness of the Company and the Controlled Entities, taken as a whole, (iv) neither the Company nor any of the Controlled Entities has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(k)           The description of each of the material agreements under the caption “Item 4. Information on the Company — C. Organizational Structure” in the Company’s Annual Report on Form 20-F for the fiscal year ended on March 31, 2017, which is incorporated by reference into, and forms part of, the Registration Statement, the General Disclosure Package and the Final Prospectus, to which any of the Controlled Entities and the shareholders of the Controlled Entities that are variable interest entities (“VIEs”) are a party (collectively, the “VIE Agreements”), the summaries of the VIE Agreements contained in each of Exhibits 10.10, 10.11, 10.12, 10.13 and 10.14 to the registration statement on Form F-1 (Registration No. 333-195736), as amended (the “IPO Registration Statement”), originally filed with the Commission on May 6, 2014 and the summaries of material differences in the VIE Agreements contained in Exhibit 10.36 to the IPO Registration Statement are accurate in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party to the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has duly authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Each of the VIE Agreements is in valid legal form under the laws of the PRC; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements, except for the registration of the equity pledges contemplated under the VIE Agreements, which were completed. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs.

(l)            Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Controlled Entities have good and marketable title to all properties and assets, other than Intellectual Property Rights as described below, owned by them which are material to the business of the Company and the Controlled Entities, taken as a whole, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof (to the Company and the Controlled Entities, taken as a whole) or materially (to the Company and the Controlled Entities, taken as a whole) interfere with the use made or to be made thereof by them and, any real property and buildings held under lease by each of the Company and the Controlled Entities are held by them under valid, subsisting and, to the Company’s best knowledge, enforceable leases with such exceptions as are not material (to the Company and the Controlled Entities, taken as a whole) and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Controlled Entities.

(m)          Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and each of the Controlled Entities maintain such insurance covering their respective properties, operations, personnel and businesses as is customary for similar businesses in the jurisdiction in which they operate.

(n)           Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Controlled Entities (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”), as described in the Registration Statement and the General Disclosure Package, except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would, individually or in the aggregate, have a Material Adverse Effect.

(o)           Neither the Company nor any of the Controlled Entities is (i) in violation of its respective charter or other constitutive documents, (ii) in violation of any applicable judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults under clauses (ii) or (iii) above that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p)           Except as disclosed in the Registration Statement and the General Disclosure Package, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, the Indenture and the Notes (collectively, the “Transaction Documents”) in connection with the issuance, offering and sale of the Notes to the Underwriters and with the resale of the Notes by the Underwriters, except (i) such as have been obtained or made, including, without limitation, the Approval of Foreign Debt Quota Administration Reform Trial Enterprise (Second Batch) for 2017 (国家发展改革委关于2017年度外债规模管理改革试点企业（第二批）的批复) (the “Foreign Debt Quota Administration Reform Trial Enterprise Approval”) issued by the National Development and Reform Commission of the PRC (the “NDRC”) and the Registration Certificate of Enterprise Foreign Debt Filing issued by the General Office of the NDRC (企业借用外债备案登记证明) (the “Quota Adjustment Certificate”), each pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知 (发改外资[2015]2044号)) issued by the NDRC on September 14, 2015 (the “NDRC Circular”), which have been obtained on March 22, 2017 and October 24, 2017, respectively, and which remain valid and in full force and effect, (ii) the post-issuance filing obligation with the NDRC within 10 business days after the Closing Date in accordance with the Quota Adjustment Certificate, and (iii) such as may be required under U.S. state securities laws.

(q)           The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Notes hereunder by the Company and the consummation of the transactions contemplated by the Transaction Documents in connection with the Notes will not result in any violation of (i) any agreement or other instrument binding upon the Company or the Controlled Entities; (ii) the provisions of the articles of association, business license or other constitutive documents of the Company or any of the Controlled Entities; and (iii) any applicable judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets, except, in the case of (i) and (iii) above, for such violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)            Except as disclosed in the Registration Statement and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), other than registration rights that have been or will be satisfied, waived or complied with.

(s)            This Agreement has been duly authorized, executed and delivered by the Company.

(t)            Except as disclosed in the Registration Statement and the General Disclosure Package, no Controlled Entity of the Company is currently prohibited, directly or indirectly, from paying any dividends to its shareholders, from making any other distribution to its shareholders on such Controlled Entity’s share capital, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s property or assets to the Company or another entity controlled by the Company.

(u)           Neither the Company, any of the Controlled Entities, nor, to the Company’s best knowledge, any of their respective directors, officers and its affiliates, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(v)           Except as disclosed in the Registration Statement and the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Notes.

(w)          To the Company’s best knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s Board of Directors (the “Board”) or in the Company, as the case may be.

(x)           The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement and the General Disclosure Package, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y)           Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Controlled Entities own, possess or can acquire or license on reasonable terms all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) material to the conduct of the business now conducted by the Company and the Controlled Entities, taken as a whole, as described in the Registration Statement and the General Disclosure Package, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement and the General Disclosure Package, to the Company’s best knowledge, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.

(z)           The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(aa)         The consolidated financial statements (and the notes thereto) of the Company included in or incorporated by reference in the Registration Statement and the General Disclosure Package comply in all material respects with the applicable requirements of the Act, and fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited financial results, including the quarterly financial results, included in or incorporated by reference in the Registration Statement and the General Disclosure Package comply in all material respects with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference therein; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present in all material respects the information called for by, and has been prepared in accordance with, the Rules and Regulations and the Commission’s guidance applicable thereto.

(bb)         PricewaterhouseCoopers, which has audited or reviewed certain consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the U.S. Public Company Accounting Oversight Board and as required by the Act.

(cc)         Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Board are in compliance with the provisions of Sarbanes-Oxley and all rules of the New York Stock Exchange that are applicable to them as of the date of this Agreement. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the General Disclosure Package, since the end of the Company’s latest audited consolidated financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)         Except as disclosed in the Registration Statement and the General Disclosure Package, neither the Company nor any of the Controlled Entities has any material (to the Company and the Controlled Entities, taken as a whole) obligation to provide or has not made the required payment for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities, or to any other person.

(ee)         No labor dispute with the employees of the Company or any of the Controlled Entities exists or, to the Company’s best knowledge, is contemplated that is material to the Company and the Controlled entities taken as a whole. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the courier companies that provide services to the Company or the Controlled Entities that could have a Material Adverse Effect.

(ff)          Neither the Company nor any of the Controlled Entities is in violation of any applicable statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect.

(gg)         The Company and each of the Controlled Entities have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof except for those tax returns the failure to file which does not and would not be reasonably expected to have a Material Adverse Effect, and all taxes (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(hh)         Neither the Company nor any of the Controlled Entities, nor any of its directors or officers, nor, to the Company’s best knowledge, any employees, agents or representatives of the Company or of any of the Controlled Entities acting on the behalf of the Company or of any of the Controlled Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to corruptively influence official action or secure an improper advantage for the Company or any of the Controlled Entities; and the Company and the Controlled Entities have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws in all material respects.

(ii)           The operations of the Company and the Controlled Entities are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of all applicable jurisdictions where the Company and the Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the Company’s best knowledge, threatened.

(jj)           Neither the Company nor any of the Controlled Entities, nor, to the Company’s best knowledge, any directors, officers, employees, agents, affiliates or representatives of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or any orders or licenses issued pursuant to the Iran Sanctions Act, as amended (“ISA”); the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, or the U.S. Syria Accountability and Lebanese Sovereignty Act (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Crimea, Sudan and Syria).

(kk)         The Registration Statement, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and the filing of the Registration Statement, the Statutory Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(ll)           Each of the Company and the Controlled Entities has complied, and complies, in all material respects, with the applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”). With respect to the shareholding of each direct shareholder that is, to the Company’s best knowledge, a PRC resident or PRC citizen, each of the Company and the Controlled Entities has taken all reasonable steps to procure any registration and other procedures required under applicable SAFE Rules and Regulations.

(mm)      The Notes and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement and the General Disclosure Package.

(nn)         Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Controlled Entities has any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(oo)         The Company has the power to submit, and pursuant to Section 22 of this Agreement and Section 15.13 of the Indenture, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 22 of this Agreement and Section 15.13 of the Indenture, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the General Disclosure Package, the Registration Statement or the offering of the Notes in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein and in the Indenture.

(pp)         The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes, other than any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule B-1 hereto.

(qq)         Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(rr)           There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in the Cayman Islands or the PRC in connection with (i) the execution and delivery of this Agreement or the Indenture, (ii) the issuance of the Notes, (iii) the sale of the Notes by the Company to the Underwriters, or (iv) the sale and delivery by the Underwriters of the Notes to the initial purchasers thereof in the manner contemplated by the Transaction Documents.

(ss)          The Notes, when issued by the Company, will constitute senior unsecured obligations of the Company and will (i) rank senior in right of payment to all of the Company’ existing and future indebtedness expressly subordinated in right of payment to the Notes and (ii) rank at least equally in right of payment with all of the Company’ existing and future unsecured unsubordinated indebtedness (subject to any priority rights pursuant to applicable law).

(tt)           Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Final Prospectus, all interest, principal, premium and additional amounts, if any, in respect of the Notes, under the current laws, rules and regulations of the Cayman Islands will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws, rules and regulations of the Cayman Islands and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Cayman Islands.

(uu)         All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid by the Company in respect of taxes, duties or charges imposed on (i) an Underwriter (or amounts payable to such Underwriter), by reason of a present or former connection between such Underwriter and the applicable jurisdiction imposing such taxes, duties or charges (other than a connection arising as a result of entering into this Agreement or receiving any payments hereunder) or (ii) an Underwriter (or amounts payable to such Underwriter), as a result of any failure by such Underwriter to provide any form or certificate that such Underwriter is legally able to provide but only to the extent that, if such form or certificate had been provided, it would have reduced or eliminated such taxes, duties or charges.

Section 3.              Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters, acting severally and not jointly, agrees to purchase the Notes in the respective amounts set forth on Schedule A hereto from the Company at the purchase prices of (i)    % of its principal amount (being the offering price to the public of    % less a commission of    % of the principal amount thereof) of the 2023 Notes, (ii)    % of its principal amount (being the offering price to the public of    % less a commission of    % of the principal amount thereof) of the 2027 Notes, (iii)    % of its principal amount (being the offering price to the public of    % less a commission of    % of the principal amount thereof) of the 2037 Notes, (iv)    % of its principal amount (being the offering price to the public of    % less a commission of    % of the principal amount thereof) of the 2047 Notes, and (v)    % of its principal amount (being the offering price to the public of    % less a commission of    % of the principal amount thereof) of the 2057 Notes. One or more certificates in definitive or global form for the Notes that the Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Underwriters, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the office of Sullivan & Cromwell at 28th Floor, Nine Queen’s Road Central, Hong Kong at 9:00 A.M., New York City time, on      , 2017, or at such other place, time or date as the Representatives, on the one hand, and the Company, on the other hand, may agree upon (such time and date of delivery against payment being herein referred to as the “Closing Date”). The Company will make such certificate or certificates for the Notes available for checking and packaging by the Representatives at the office of Sullivan & Cromwell at 28th Floor, Nine Queen’s Road Central, Hong Kong, or at such other place as the Underwriters may designate, at least 24 hours prior to the Closing Date.

Section 4.              Offering by Underwriters. The Underwriters propose to make a public offering of the Notes at the price and upon the terms set forth in the General Disclosure Package and the Final Prospectus as soon as practicable after this Agreement is entered into and as in the judgment of the Underwriters is advisable.

Section 5.              Certain Agreements of the Company. The Company covenants and agrees with each of the several Underwriters that:

(a)           The Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.

(b)           The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) any amendment or supplementation of the Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)           If, at any time when a prospectus relating to the Notes is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement so that the statements in the Final Prospectus as so amended or supplemented will comply with applicable law and will not be misleading in the light of the circumstances when the Final Prospectus is delivered to a prospective purchaser. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(d)           As soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)           The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Notes is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished within 24 hours following the execution and delivery of this Agreement. All other such documents shall be so furnished promptly following a request by a Representative once they are available in compliance with applicable private placement exemptions in each applicable jurisdiction.

(f)            If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Notes may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with applicable law.

(g)           The Company will arrange for the qualification of the Notes for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representatives may reasonably request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(h)           The Company agrees (A) to apply the net proceeds to the Company from the sale of the Notes in the manner set forth under the heading “Use of Proceeds” in the General Disclosure Package and the Final Prospectus and to file such reports with the Commission with respect to the sale of the Notes and the application of the proceeds therefrom as may be required by Rule 463 under the Act; and (B) not to, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, including the Controlled Entities, in any manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(i)            In connection with the application to list the Notes on the SGX-ST, to furnish from time to time any and all documents, instruments, information and undertakings that may be necessary in order to effect and maintain such listing; and if the Company is unable to maintain such listing having used its best efforts, to use its best efforts to obtain and maintain a listing of the Notes on such other stock exchange or stock exchanges as the Company may determine in consultation with the Representatives.

(j)            The Company will use its best endeavors to obtain all approvals and consents and promptly make all notifications, registrations and filings as may from time to time be required in relation to the Notes (including but not limited to filing or causing to be filed the requisite issuance information (the “NDRC Post-issuance Information Report”) relating to the issuance of the Notes with the NDRC within 10 business days after the Closing Date in accordance with the Quota Adjustment Certificate). The Company will, within 10 business days after submission of the NDRC Post-issuance Information Report, provide a notice confirming the due filing of the NDRC Post-issuance Information Report for dissemination to the Underwriters in accordance with Section 14 (Notices).

(k)           The Company will use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) for so long as the Notes remain outstanding.

(l)            During the period beginning from the date hereof and continuing to and including the Closing Date, without the prior written consent of any two of the Representatives, the Company will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, except as provided hereunder, any securities of the Company (or guaranteed by the Company) that are substantially similar to the Notes, or publicly disclose the intention to make any offer, sale, pledge or disposition with respect to any securities of the Company that are substantially similar to the Notes.

(m)          The Company agrees not to, and to cause the Controlled Entities not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(n)           The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Notes by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Final Prospectus.

(o)           The Company will prepare a final term sheet relating to the offering of the Notes, containing only information that describes the final terms of the Notes or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Act following the date the final terms have been established for the offering of the Notes.

Section 6.              Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

Section 7.              Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) all fees and expenses in connection with the registration and delivery of the Notes under the Act and all fees and expenses in connection with the preparation of the Registration Statement, the General Disclosure Package, the Final Prospectus or any amendment thereof or supplement thereto or any free writing prospectus, including the filing fees payable to the Commission relating to the Notes (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation of the Registration Statement, the General Disclosure Package, the Final Prospectus or any amendment thereof or supplement thereto or any free writing prospectus, (iii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iv) all expenses in connection with the qualification of the Notes for offer and sale under state or foreign securities laws as provided in Section 5(g) hereof, (v) all costs and expenses incident to listing the Notes on the SGX-ST, (vi) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of DTC, (vii) the costs and charges of the Trustee and other agents, (viii) any fees charged by investment rating agencies for the rating of the Notes, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Underwriters shall be responsible for (A) all of the costs and expenses incident to the performance of the obligations of the Underwriters hereunder, including fees and disbursements of their counsel, and (B) the costs and expenses of the Underwriters’ travel and lodging expenses.

Section 8.              Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters under this Agreement to purchase and pay for the Notes on the Closing Date will be subject to the condition that the Registration Statement shall remain in effect and to the following additional conditions precedent:

(a)           The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date, and the Company shall have performed all of its obligations under this Agreement theretofore to be performed.

(b)           The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, (ii) the Company has complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on their part that are required to be complied with, performed or satisfied on or before the Closing Date and (iii) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no development or event having a Material Adverse Effect, or any development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect except as set forth in the General Disclosure Package or as described in such certificate.

(c)           The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s best knowledge, shall be contemplated by the Commission.

(d)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Controlled Entities, taken as a whole, the effect of which in the reasonable judgment of the Representatives is material and adverse and, in the reasonable judgment of the Representatives, makes it impracticable to proceed with the offering, sale or delivery of the Notes on the Closing Date on the terms and in the manner contemplated by this Agreement.

(e)           There shall not be any material adverse legislative or regulatory developments in the PRC, including but not limited to the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange, that became effective on September 8, 2006 and amended on June 22, 2009, and related clarifications, that would affect the validity and enforceability of the VIE Agreements, which in the reasonable judgment of the Representatives, in consultation with the Company, would make it inadvisable or impractical to proceed with the public offering or the delivery of the Notes on the Closing Date on the terms and in the manner contemplated in this Agreement.

(f)                                   The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date, of PricewaterhouseCoopers, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(g)                                  The Representatives shall have received the customary opinion and disclosure letter of Simpson Thacher & Bartlett, United States counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives.

(h)                                 The Company shall have received a customary opinion from Fangda Partners, PRC counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives. A copy of such opinion shall have been provided to the Representatives with consent from such counsel.

(i)                                     The Representatives shall have received a customary opinion from Maples and Calder, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives.

(j)                                    The Representatives shall have received from Sullivan & Cromwell, United States counsel for the Underwriters, the customary opinions and disclosure letter, dated the Closing Date, in form and substance satisfactory to the Representatives.

(k)                                 The Representatives shall have received from King & Wood Mallesons, PRC counsel for the Underwriters, a customary opinion, dated the Closing Date, in form and substance satisfactory to the Representatives.

(l)                                     Subsequent to the Applicable Time, (i) no downgrading shall have occurred in the rating accorded to the Notes or any other debt securities or preferred stock issued or guaranteed by the Company or any of its Controlled Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3 of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its Controlled Entities, in each case an announcement with possible negative implications.

(m)                             The Indenture shall have been executed and delivered by a duly authorized officer of the Company and the Trustee, and the Underwriters shall have received an executed counterpart thereof.

(n)                                 No event shall have occurred or circumstance arisen which, had the Notes already been issued, could reasonably be expected to (whether or not with the giving of notice, the passage of time and/or the fulfillment of any other requirement) constitute (i) a “Triggering Event” or (ii) an “Event of Default,” each as described under the caption “Description of the Notes” in the Final Prospectus.

(o)                                 The Underwriters shall have received a copy of the Foreign Debt Quota Administration Reform Trial Enterprise Approval with respect to the foreign debt quota grant by the NDRC in accordance with the NDRC Circular or any other documents, opinions, certificates or agreements evidencing that the issuance of the Notes is within the authorization and quota granted by the NDRC, in each case in a form satisfactory to the Representatives jointly.

(p)                                 Approval-in-principle for the Notes to be listed on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) shall have been obtained and such approval-in-principle has not been revoked.

(q)                                 The Notes shall be eligible for clearance and settlement through DTC.

The Company will furnish the Representatives with such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement shall be deemed terminated by the Company at any time at or prior to the Closing Date unless as otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 12.

Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

Section 9.                                           Offering of Notes.

(a)                                 Each of the Underwriters represents, warrants and agrees (as to itself only) that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(b)                                 Each of the Underwriters represents, warrants and agrees (as to itself only) with respect to offers and sales of the Notes in any member state of the European Economic Area (a “Member State”) that no offer of Notes has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes referred to in (i), (ii) or (iii) in this subsection (b) shall result in a requirement for the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Notes to the public” in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State.

(c)                                  Each of the Underwriters understands that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”); and represents and warrants (as to itself only) that none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Section 10.                                    Indemnification and Contribution.

(a)                                 The Company will indemnify and hold harmless each Underwriter and its affiliates within the meaning of Rule 405 under the Act and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Act, or any amendment to or supplement of any of the foregoing, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                                 Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Act, or any amendment to or supplement of any of the foregoing, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the heading “Underwriting” in the Final Prospectus furnished on behalf of each Underwriter: the name of such Underwriter; the information relating to such Underwriter’s selling agent (if any) in the sixth paragraph; the information relating to such Underwriter’s address in the seventh paragraph; and the first paragraph under the caption “Short Position and Stabilizing Transactions”.

(c)                                  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(d).

Section 11.                                    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market or the SGX-ST, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands or the PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands or the PRC authorities, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the reasonable judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the reasonable judgment the Representatives, impracticable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus or (vi) any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

Section 12.                                    Default of Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(e)                                  if the number of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the amount thereof in the proportions that their respective purchase obligations hereunder bear to the purchase obligations of all non-defaulting Underwriters, or

(f)                                   if the number of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, in the General Disclosure Package or in the Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section.

Section 13.                                    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 12 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect. In addition, if any Notes have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

Section 14.                                    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives: Morgan Stanley & Co. LLC, 29th Floor, 1585 Broadway, New York, New York 10036, Attn: Investment Banking Division, Tel: +1 212 761 6691, Fax: +1 212 507 8999, or Email: tmgap@morganstanley.com; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attn: General Counsel, Fax: +1 646 291 1469; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, U.S.A., Attn: Transactions Advisory Group, Tel: +1 212 325 2000, Fax: +1 212 325 8057, or Email: apacibcm.legal@credit-suisse.com; Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attn: Credit Capital Markets, Tel: +852 2978 6611, Fax: +852 2978 0440; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, U.S.A., Attn: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, Tel: +212 834 4533, Fax: +1 212 834 6081; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Alibaba Group Holding Limited, c/o Alibaba Group Services Limited, 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, Attn: Timothy A. Steinert, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 10 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

Section 15.                                    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder. No purchaser of Notes from the Underwriters will be deemed a successor because of such purchase.

Section 16.                                    Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

Section 17.                                    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 18.                                    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)                                 the Representatives have been retained solely to act as Underwriter in connection with the sale of the Notes and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement, the General Disclosure Package or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)                                 the terms of the Notes set forth in this Agreement were established by Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c)                                  the Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including their respective shareholders, employees or creditors.

Section 19.                                    Currency. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

Section 20.                                    Amendments or waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

Section 21.                                    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 22.                                    Applicable Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocable and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. In connection with this Agreement, the Company has irrevocably appointed Corporation Service Company as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and the Company agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 14, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters.

ALIBABA GROUP HOLDING LIMITED

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

SCHEDULE A

Underwriters	Principal Amount of the 2023 Notes
Morgan Stanley & Co. LLC	US$
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities LLC
Australia and New Zealand Banking Group Limited
BNP Paribas
DBS Bank Ltd.
The Hongkong and Shanghai Banking Corporation Limited
ING Bank N.V., Singapore Branch
Mizuho Securities USA LLC
Total	US$

Underwriters	Principal Amount of the 2027 Notes
Morgan Stanley & Co. LLC	US$
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities LLC
Australia and New Zealand Banking Group Limited
BNP Paribas
DBS Bank Ltd.
The Hongkong and Shanghai Banking Corporation Limited
ING Bank N.V., Singapore Branch
Mizuho Securities USA LLC
Total	US$

Underwriters	Principal Amount of the 2037 Notes
Morgan Stanley & Co. LLC	US$
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities LLC
Australia and New Zealand Banking Group Limited
BNP Paribas
DBS Bank Ltd.
The Hongkong and Shanghai Banking Corporation Limited
ING Bank N.V., Singapore Branch
Mizuho Securities USA LLC
Total	US$

Underwriters	Principal Amount of the 2047 Notes
Morgan Stanley & Co. LLC	US$
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities LLC
Australia and New Zealand Banking Group Limited
BNP Paribas
DBS Bank Ltd.
The Hongkong and Shanghai Banking Corporation Limited
ING Bank N.V., Singapore Branch
Mizuho Securities USA LLC
Total	US$

Underwriters	Principal Amount of the 2057 Notes
Morgan Stanley & Co. LLC	US$
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities LLC
Australia and New Zealand Banking Group Limited
BNP Paribas
DBS Bank Ltd.
The Hongkong and Shanghai Banking Corporation Limited
ING Bank N.V., Singapore Branch
Mizuho Securities USA LLC
Total	US$

SCHEDULE B-1

GENERAL USE ISSUER FREE WRITING PROSPECTUS

1.              Pricing Term Sheet, dated     , 2017, substantially in the form attached hereto as Exhibit I.

OTHER INFORMATION INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

1.              None.

EXHIBIT I

Pricing Term Sheet

SCHEDULE B-2

LIMITED USE ISSUER FREE WRITING PROSPECTUS

1.              Electronic road show posted on                            on               , 2017.

SCHEDULE C

Controlled Entities